Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Registration Nos. 33-45460, 33-45461, 33-81066, 333-51765, 333-80937, 333-39298, 333-125804 and Form S-3 Registration No. 333-128239) of our report dated March 30, 2006, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 31, 2006.

/s/ ERNST & YOUNG LLP
New York, New York
April 27, 2006